SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 07, 1999


                       AMERICAN ACCESS TECHNOLOGIES, INC.
                       ----------------------------------
              (Exact name of registrant as specified in its charter


               Florida                            59-3410234
               -------                            ----------
  (State or other jurisdiction         (IRS Employer Identification No.
       of incorporation)


                 37 Skyline Dr. Suite 1101, Lake Mary, FL 32746

       Registrant's telephone number, including area code: (407) 333-1446



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Item 5. Other Events

         On October 7, 1999, a lawsuit in the U.S. District Court for the Eastern District of New York against CAPITAL INTERNATIONAL SECURITIES GROUP, SERGIO M. ROVNER, DAVID RUBIN, KEITH FELDMAN, WILLIAM ZELAYA, JOHN ZELAYA, AMERICAN ACCESS TECHNOLOGIES, INC., VICTOR E. MURRAY, RICHARD A. MURRAY, BOBBY STORY, JOHN W. COONEY, VICTOR D. PHILLIPS, JOHN PRESLEY, STEVEN K. ROBINSON, ERIK WIISANEN, BRIDGE BANK, LTD., HUGO SOTO, and ANDRES MANDEL was served on the Registrant. The suit seeks damages in an unknown amount but believed by plaintiffs to be in excess of $30,000,000 and also includes a request for treble damages, The suit alleges that the defendants manipulated and artificially inflated the market price of our common stock.

Item 6. Resignation of Registrant's Directors

         On August 25, 1999, Charles Frampton resigned as a director and Chief Financial Officer.

         On October 1, 1999, Victor D. Phillips resigned as a director.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN ACCESS TECHNOLOGIES, INC.



         October 19, 1999                                  By:  /s/John Presley
                                                                ---------------
                                                        John Presley, President